UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2013

Resource Capital Corp.

(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue, 12th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-974-1708

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Underwriting Agreement

On October 15, 2013, Resource Capital Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters $100.0 million aggregate principal amount of the Company’s 6.00% convertible senior notes due 2018 (the “Notes”). The Company also granted the Underwriters a 30-day option to purchase up to an additional $15.0 million aggregate principal amount of the Notes in connection with the Offering (as defined below) solely to cover over-allotments. The Underwriting Agreement contains customary representations and warranties, indemnification provisions and closing conditions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the agreement, a copy of which is filed as Exhibit 1.1 to this report and incorporated herein by this reference.

Completion of Public Offering of Convertible Senior Notes

On October 21, 2013, the Company completed its registered underwritten public offering of $100.0 million aggregate principal amount of the Notes pursuant to the Underwriting Agreement (the “Offering”).

The Notes (and the shares of the Company’s common stock (“Common Stock”) issuable upon conversion of the Notes) were registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-187390) (the “Registration Statement”), which was declared effective on March 29, 2013. The Offering was made pursuant to the prospectus supplement dated October 15, 2013 (the “Prospectus Supplement”), and the accompanying prospectus dated March 29, 2013, constituting a part of the Registration Statement.

The aggregate net proceeds to the Company from the Offering were approximately $96.6 million, after deducting underwriting discounts and commissions and estimated expenses payable by the Company. The Company intends to use the net proceeds from the Offering for general corporate purposes, including acquisition of investments, loan originations and working capital.

Base Indenture and Supplemental Indenture

On October 21, 2013, in connection with the Offering, the Company entered into an indenture (the “Base Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of October 21, 2013 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), with respect to the Notes, pursuant to which the Notes were issued.

Interest on the Notes is payable semiannually in arrears on December 1 and June 1 of each year, beginning on December 1, 2013. The Notes will mature on December 1, 2018 unless earlier repurchased or converted. Upon conversion, holders of the Notes will receive shares of Common Stock, cash or a combination of cash and shares, at the Company’s election. If the Company undergoes a “fundamental change” (as defined in the Indenture), subject to certain conditions, holders of the Notes may require the Company to repurchase for cash all or part of such holders’ Notes. The fundamental change repurchase price for the Notes will be 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, up to, but excluding, the fundamental change repurchase date.

At any time prior to the close of business on the business day immediately preceding the maturity date, holders may convert any or all of their Notes into shares of Common Stock at the applicable conversion rate.

Any conversion of Notes into shares of Common Stock will be subject to certain ownership limitations (as more fully described in the Indenture). The initial conversion rate for each $1,000 aggregate principal amount of the Notes is 150.1502 shares of Common Stock, equivalent to a conversion price of approximately $6.66 per share of Common Stock, which is an approximately 12.5% premium to the closing price of the Common Stock on October 15, 2013. The conversion rate is subject to adjustment in certain circumstances. The Company may not redeem the Notes prior to the maturity date.

The foregoing description of the Indenture is qualified in its entirety by reference to the Base Indenture and the Supplemental Indenture, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this report and incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 8.01	Other Events.

Attached as Exhibit 5.1 to this Current Report is a copy of the opinion of Foley & Lardner LLP relating to the validity of the Notes sold in the Offering and the validity of the shares of Common Stock to be issued upon conversion of the Notes. Attached as Exhibit 8.1 to this Current Report is a copy of the opinion of Ledgewood P.C. relating to certain tax matters. Attached as Exhibit 12.1 to this Current Report is a copy of the Company’s Statements Regarding Computation of Ratios. Exhibits 5.1, 8.1 and 12.1 attached to this report are incorporated by reference in their entirety into the Prospectus Supplement and Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 15, 2013, by and among Resource Capital Corp. and the underwriters named therein.

4.1	Senior Indenture, dated October 21, 2013, between Resource Capital Corp. and Wells Fargo Bank, National Association, as Trustee.

4.2	First Supplemental Indenture, dated October 21, 2013, between Resource Capital Corp. and Wells Fargo Bank, National Association, as Trustee (including the form of 6.00% Convertible Senior Note due 2018).

5.1	Opinion of Foley & Lardner LLP.

8.1	Opinion of Ledgewood P.C.

12.1	Statements re Computation of Ratios.

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

23.2	Consent of Ledgewood P.C. (included in Exhibit 8.1).

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Capital Corp.

/s/ David J. Bryant
October 21, 2013	David J. Bryant Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 15, 2013, by and among Resource Capital Corp. and the underwriters named therein.

4.1	Senior Indenture, dated October 21, 2013, between Resource Capital Corp. and Wells Fargo Bank, National Association, as Trustee.

4.2	First Supplemental Indenture, dated October 21, 2013, between Resource Capital Corp. and Wells Fargo Bank, National Association, as Trustee (including the form of 6.00% Convertible Senior Note due 2018).

5.1	Opinion of Foley & Lardner LLP.

8.1	Opinion of Ledgewood P.C.

12.1	Statements re Computation of Ratios.

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

23.2	Consent of Ledgewood P.C. (included in Exhibit 8.1).